Exhibit 10.12

FORM OF SHARE TRANSFER AGREEMENT

This Share Transfer Agreement (this “Agreement”) is dated as of February [●], 2024, by and among (i) the stockholders of Cognos Therapeutics, Inc., a Delaware corporation (“Cognos”), listed on Schedule A annexed hereto (the “Participating Stockholders”) and (ii) Helena Partners Inc., a Cayman Islands company (“Helena”).

Preliminary Statement

Nocturne Acquisition Corporation, a Cayman Islands exempted company (“Nocturne”), Cognos and Nocturne Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Nocturne (“Merger Sub”), are parties to an Agreement and Plan of Merger and Reorganization made and entered into as of December 30, 2022, as amended on September 29, 2023, and February [*], 2024 (the “Merger Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement. Each of the Participating Stockholders and Helena is also referred to herein as a “Party” and, collectively, as the “Parties.”

Nocturne and Cognos have entered into an engagement letter with Helena pursuant to which Helena has agreed, subject to the execution and delivery of definitive documentation, by and between Cognos and an affiliate of Helena, to provide Cognos with a commitment for financing following the consummation of the Merger for which Cognos has agreed to pay Helena a commitment fee of three percent (3%) of the total commitment in cash plus 2,500,000 shares of Nocturne Common Stock (the “Commitment Shares”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and subject to the terms and conditions set forth in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

Share Transfers

1.1 Transfer of Cognos Shares. Each of the Participating Stockholders hereby transfers to Helena, with effect as of immediately prior to the Closing, all of its right, title and interest in and to the number of shares of Company Common Stock (the “Cognos Shares”) set opposite its name in Column C of Schedule A, then standing in such Participating Stockholder’s name on the books of Cognos, free and clear of all Liens, without consideration, and Helena accepts such transfer of the Cognos Shares in satisfaction of Cognos’s obligation to deliver the Commitment Shares pursuant to the Helena Engagement Letter. Each Participating Stockholder does hereby irrevocably constitute and appoint Cognos’s transfer agent as its attorney-in-fact to transfer said Cognos Shares on the books of Cognos with full power of substitution in the premises.

ARTICLE II

Representations and Warranties

2.1  Representations and Warranties of the Participating Stockholders. Each of the Participating Stockholders makes the following representations and warranties to Helena, each of which is true and correct on the date hereof and shall be true and correct on the Closing Date:

(a) If it is a corporation or other legal entity, it is duly organized, existing and in good standing under the laws of the jurisdiction of incorporation or formation, and has all requisite corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) This Agreement has been duly and validly authorized, executed and delivered by such Participating Stockholder and constitutes the legal, valid and binding obligation of such Participating Stockholder, enforceable against such Participating Stockholder in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or other similar laws affecting creditors rights generally, or (ii) general principles of equity.

(c) If it is a corporation or other legal entity, the execution, delivery and performance by such Participating Stockholder of this Agreement does not violate or conflict with its certificate or articles of incorporation or other organizational documents.

(d) The execution, delivery and performance by such Participating Stockholder of this Agreement does not result in any material breach of, or constitute a material default under any contract to which it is a party.

(e) Such Participating Stockholder is the legal owner of the number of Cognos Shares set opposite such Participating Stockholder’s name in Column C of Schedule A, free and clear of any Liens, and has the full power and authority to transfer such shares as provided herein.

ARTICLE III

Miscellaneous

3.1 Notices. All notices which are required or may be given hereunder shall be in writing and shall sufficient if sent by overnight courier service, subject to confirmation via overnight courier service, delivered personally, sent by e-mail or by registered or certified mail, postage prepaid, and shall be addressed to the parties at their addresses set forth below or to such other address(es) as may be furnished by written notice in the manner set forth herein.

If to the Participating Stockholders:	To the addresses set forth in Column B of Schedule A

If to Helena:	Helena Partners, Inc.
[address]
Grand Cayman, Cayman Islands
Attn: Jeremy Weech, Managing Partner
E-mail:

Any Party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given (i) when physically delivered in person to the Party to which such notice is addressed, (ii) when transmitted to the Party to which such notice is addressed by email transmission, or (iii) at the time of receipt by the Party to which such notice is addressed.

3.2 Entire Agreement. This Agreement and the schedule annexed hereto constitute the entire agreement between the Parties relating to the subject matter hereof and supersede all prior agreements, oral or written, and all other communications between the Parties with respect to the subject matter hereof.

3.3 Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to any conflicts of law principles that may require the application of the laws of any other jurisdiction. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each party hereto submits to the exclusive jurisdiction of any court of the State of New York sitting in New York County or, if it has or can obtain jurisdiction, the Federal District Court for the Southern District of New York, in any Proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement or any of the transactions contemplated hereby, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this paragraph, however, shall affect the right of any party hereto to serve legal process in any other manner permitted by Law or at equity. Each party hereto agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

3.4 Severability. If any provision of this Agreement shall be held illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

3.5 Further Acts, Instruments. Each Party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

3.6 Waivers. No waiver by any Party with respect to any breach or default or of any right or remedy and no course of dealing or performance shall be deemed to constitute a continuing waiver of any other right or remedy, unless such waiver be expressed in writing signed by the Party to be bound.

3.7 Modifications. This Agreement may not be modified by any oral agreement or representation or by other than any instrument in writing of subsequent date, executed by the Parties by their duly authorized representatives.

3.8 Termination. This Agreement shall immediately terminate, without any further action by the parties hereto, at such time, if any, that the Merger Agreement is terminated in accordance with its terms.

3.9 Specific Performance. Each Party hereto acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party hereto, money damages may be inadequate and the non-breaching parties may have not adequate remedy at Law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached.  Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at Law or in equity.

3.10 Captions and Headings. Section and paragraph captions and headings are inserted for convenience only and in no way are to be construed to define, limit or affect the construction or interpretation hereof. Furthermore, the use of the various terms defined in this Agreement in the singular or plural shall in no way be construed to define, limit or affect the construction or interpretation hereof.

 3.11 Counterparts. This Agreement may be executed in any number of counterparts and when so executed and delivered shall have the same force and effect as though all signatures appeared on one document.

[signature page is on the following page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Participating Stockholders:

Yehoshua Josh Shachar and
Dorit Lombosa Shachar, as
Co-Trustees of the Shachar
Living Trust

Frank Adell
By:
	Name:	Josh Shachar
	Title:	Co-Trustee and Authorized Signatory

The Kornberg-Lorch Living Trust			Pharmaco-Kinesis Corporation

By:			By:
	Name:	Roger K. Kornberg		Name:	Frank Adell
	Title:	Authorized Signatory		Title:	Authorized Signatory

Thomas C. Chen			Eli Gang

Helena Partners, Inc.

By:
Name:
Title:

[signature page of Share Transfer Agreement]

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